EXHIBIT 2.1

                          SECURITIES PURCHASE AGREEMENT

                                  by and among

                                   EVTC, INC.,

                             a Delaware corporation

                                       and

                       INNOVATIVE WASTE TECHNOLOGIES LLC,
                       a Nevada limited liability company

                                   and each of

                  GUY L. HARRELL and GARY A. TIPTON, as Members

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                          SECURITIES PURCHASE AGREEMENT

          SECURITIES PURCHASE AGREEMENT dated as of March 26, 2002 (this "Agreement"), by and among EVTC, INC., a Delaware corporation ("EVTC"); INNOVATIVE WASTE TECHNOLOGIES LLC, a Nevada limited liability company ("IWT"); and each of Guy L. Harrell and Gary A. Tipton, individual members and holders of the issued and outstanding membership interests of IWT (individually, a "Seller" and collectively, the "Sellers").

          WHEREAS, IWT is engaged in the business of treating contaminated wastewater through proprietary and patented technologies for wastewater, water treatment and soil remediation (the "Business");

          WHEREAS, EVTC desires to acquire from the Sellers, and the Sellers wish to sell, all of the issued and outstanding membership interests of IWT at the time of the Closing (the "IWT Membership Interests"); and from the Sellers, and

          WHEREAS, the board of directors of EVTC has determined that it is in the best interests of EVTC to acquire the Business by way of the purchase the IWT Membership Interests upon the terms and provisions and subject to the conditions set forth in this Agreement.

          NOW, THEREFORE, in consideration of the mutual covenants and agreements contained herein, and other good and valuable consideration, the receipt and legal adequacy of which is acknowledged, the parties agree as follows:

                                    ARTICLE I

                                   DEFINITIONS

     To the extent not otherwise defined within this Agreement (including, without limitation, the recitals, exhibits and schedules attached hereto), the terms used in this Agreement shall have the meaning ascribed in Schedule 1 attached hereto.

                                   ARTICLE II

                 PURCHASE AND SALE OF THE MEMBERSHIP INTERESTS.

          2.1  Purchase  of the IWT  Membership  Interests.  Upon the  terms and
provisions   and  subject  to  the  conditions   hereof,   and  based  upon  the
representations, warranties, covenants and agreements of the Sellers and IWT contained in this Agreement, in the Seller Documents and in the IWT Documents, and the exhibits and schedules attached hereto and thereto, at the Closing, the Sellers shall sell, transfer, convey and deliver to EVTC, and EVTC shall purchase and acquire from the Sellers, free and clear of all Liens, all of the issued and outstanding membership interests of IWT at the Closing (the "IWT Membership Interests"). In consideration for the sale, transfer, conveyance and delivery to EVTC of the IWT Membership


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Interests  (free  and  clear  of any  and all  Liens)  being  purchased  by EVTC hereunder, at the Closing EVTC shall pay to the Sellers an aggregate purchase price (the ""EVTC Consideration") consisting of 10,000,000 shares of the common stock (the "Common Stock"), par value $.01 per share, of EVTC (the "Shares") deliverable at the Closing and, subject to and conditioned upon the adoption by EVTC's stockholders of the Stock Amendment and 2002 Plan pursuant to Section 6.9(a) hereof, options to purchase up to 15,000,000 shares of Common Stock (the "Options"), deliverable immediately after the expiration of the statutory waiting period following the filing of the Information Statement pursuant to
Section 6.9(b) hereof, which EVTC Consideration shall be paid to each of the Sellers in the same proportion that the number of IWT Membership Interests owned by each Seller represents to the total number of IWT Membership Interests issued and outstanding, as more fully set forth on Exhibit A hereto.

          2.2 Exemption from Registration under the Securities Laws. EVTC is executing and delivering this Agreement in accordance with and in reliance upon the exemption from securities registration afforded by Section 4(2) and Regulation D ("Regulation D") as promulgated by the Securities Commission under the Securities Act of 1933, as amended (the "Securities Act").

                                  ARTICLE III

                                     CLOSING

          3.1 The Closing. The closing of the purchase and sale of the IWT Membership Interests hereunder and the other transactions contemplated hereby (the "Closing") shall take place on April ___, 2002 or on such later date and time as may be agreed to in writing by EVTC and the Sellers (the "Closing Date"), on which Closing Date the parties hereto shall exchange original execution copies of this Agreement, the Seller Documents (as defined in Section 4.3(a) hereof), the IWT Documents (as defined in Section 4.3(b) hereof) and the EVTC Documents (as defined in Section 5.2 hereof). All transactions contemplated hereunder to occur on the Closing Date shall be deemed to have occurred simultaneously on the Closing Date.

          3.2 Obligations of the Sellers. At the Closing and subject to the terms, provisions and conditions contained herein, each of the Sellers shall take all actions and do all things necessary to sell, transfer, convey and deliver the IWT Membership Interests to EVTC, free and clear of any and all Liens, and to consummate the transactions contemplated hereby, including, without limitation, delivery or causing to be delivered by IWT to EVTC the following:

               (a) instrument(s) evidencing the aggregate number of IWT Membership Interests owned by each of the Sellers, which IWT Membership Interests, in the aggregate, shall constitute all of the membership interests of IWT issued and outstanding at the Closing, accompanied by duly endorsed transfer powers and with all requisite transfer tax stamps attached to effect the transfer thereof to EVTC;

               (b) such general or specific instruments of sale, assignment, transfer and conveyance, with full covenants of warranty as to the good and indefeasible title of IWT in and to the assets and properties of IWT in the operation of its Business as currently conducted (the "Assets"), as may be necessary or appropriate, in the judgment of EVTC, to operate the


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Business  following the Closing and to consummate the transactions  contemplated
by  this  Agreement  and  such  other  documents,   instruments  and  agreements
deliverable pursuant to this Agreement;

               (c) an opinion of the Law Offices of Patrick A. Lanier, Esq., legal counsel to IWT, in a form mutually acceptable to legal counsel for EVTC and the Sellers;

               (d) a certificate dated as of the Closing Date, executed by the Secretary of IWT certifying that attached thereto are true, correct and complete copies of the Certificate of Formation and the Operating Agreement of IWT as well as a true, correct and complete copy of the resolutions adopted by the manager(s) of IWT authorizing the execution, delivery and performance of this Agreement and IWT Documents and the consummation of the transactions contemplated hereby and thereby and as to the incumbency of the officers of IWT executing this Agreement and IWT Documents;

               (e) copies of all consents listed on Schedule 4.6 attached hereto and all Authorizations necessary or required to be obtained in order to consummate the transactions contemplated hereby;

               (f) all of IWT's books, records and other data and materials necessary for the conduct of the Business; and

               (g) such other certificates, documents, receipts and instruments as EVTC or its legal counsel may reasonably request.

          3.3 Obligations of EVTC. At the Closing and subject to the terms, provisions and conditions contained herein, EVTC shall deliver to the Sellers in proportion to their proportionate IWT Membership Interests as set forth on Exhibit A attached hereto, the following:

               (a) stock certificates evidencing the proportionate amount of Shares, containing a restrictive legend in form and substance reasonably satisfactory to EVTC's legal counsel to the effect that the transfer thereof is restricted;

               (b) stock option agreements, substantially in the form of Exhibit B attached hereto, evidencing the proportionate amount of Options to be granted as part of the EVTC Consideration subject to and conditioned upon adoption by the stockholders of EVTC of the Stock Amendment and 2002 Plan;

               (c) a certificate dated as of the Closing Date, executed by an executive officer of EVTC certifying that attached thereto is a true, correct and complete copy of the Certificate of Incorporation and bylaws of EVTC as well as a true, correct and complete copy of the resolutions adopted by the board of directors of EVTC, authorizing the execution, delivery and performance of this Agreement and the EVTC Documents and the consummation of the transactions contemplated hereby and thereby and the incumbency of the officers of EVTC executing this Agreement;

               (d) an opinion of Jenkens & Gilchrist Parker Chapin LLP, legal counsel to EVTC, in a form mutually acceptable to legal counsel for EVTC and the Sellers; and


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               (e) such other  certificates,  documents and  instruments  as the
Sellers or their legal counsel may reasonably request.

          3.4 Passage of Title, etc. At the Closing, beneficial ownership and title to the IWT Membership Interests shall pass to EVTC and EVTC shall be entitled to all of the benefits of IWT Membership Interests as to the Business and the goodwill associated therewith.

                                   ARTICLE IV

              REPRESENTATIONS AND WARRANTIES OF THE SELLERS AND IWT

          Each of the Sellers and IWT hereby represents and warrants to EVTC, as follows:

          4.1 Organization; Good Standing. IWT is a limited liability company duly organized, validly existing and in good standing under the laws of the State of Nevada and has the power and authority to own and lease its assets and properties and to conduct the Business as it is now being conducted.

          4.2  Capitalization.
               --------------

               The IWT Membership Interests constitute the only membership interests of IWT that are issued and outstanding, and all of which are owned of record and beneficially by the Sellers in the amounts set forth on Exhibit A. All of the IWT Membership Interests are duly authorized, validly issued, fully paid and non-assessable. Except as set forth on Schedule 4.2, there are no (i) options, warrants, calls, preemptive rights, subscriptions or other rights, convertible securities, or securities convertible into or exchangeable for membership interests of IWT or the Sellers, agreements or commitments of any character obligating IWT or any of the Sellers to issue, transfer or sell any other equity interests of any kind whatsoever in IWT or securities convertible into or exchangeable for such equity interests, (ii) contractual obligations of IWT or any of the Sellers to repurchase, redeem or otherwise acquire any membership interest in IWT or (iii) voting trusts, proxies or similar agreements to which IWT or any of the Sellers is a party with respect to the membership interests of IWT.

          4.3  Authority; Enforceability.
               -------------------------

               (a) Each of the Sellers has the power and authority to execute, deliver and perform this Agreement and all other agreements, certificates and documents executed or delivered, or to be executed or delivered, by such Sellers in connection herewith (collectively, the "Seller Documents"), and to consummate the transactions contemplated hereby and thereby. This Agreement and each of the Seller Documents have been duly executed and delivered by the Sellers and this Agreement and each of the Seller Documents constitute (or, in the case of certain Seller Documents, when executed and delivered will constitute) the legal, valid and binding obligations of the Sellers, enforceable against the Sellers in accordance with their respective terms.

               (b) IWT has the power and authority to execute, deliver and perform this Agreement and all other agreements, certificates and documents executed or delivered, or to be executed or delivered, by IWT in connection herewith (collectively, the "IWT Documents"),


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and  to  consummate  the  transactions  contemplated  hereby  and  thereby.  The execution, delivery and performance of this Agreement and the IWT Documents by IWT has been duly authorized by all necessary action on the part of IWT. This Agreement and each of the IWT Documents have been duly executed and delivered by IWT and this Agreement and each of the IWT Documents constitute (or, in the case of certain IWT Documents, when executed and delivered will constitute) the legal, valid and binding obligations of IWT, enforceable against IWT in accordance with their respective terms.

          4.4  No Conflict.
               -----------

               (a) The execution, delivery and performance of this Agreement and the Seller Documents by the Sellers and the consummation of the transactions contemplated hereby and thereby do not and will not (a) violate or conflict with any provision of IWT's Certificate of Formation or Operating Agreement; (b) violate, conflict with, result in a breach of or constitute (with or without notice or lapse of time or both) a default under, give rise to a right of termination, amendment or cancellation of, accelerate the performance required by, or result in any payment under, any Contract, instrument or other writing of any nature whatsoever to or by which IWT is a party or is bound, or by which the Business is subject; (c) violate, conflict with or result in a breach of any Legal Requirement applicable to IWT; (d) result in the creation of any Lien on the Business; or (e) render void or create a right of amendment, termination or rescission under any Contract or other arrangement with a customer of or vendor to the Business.

               (b) The execution, delivery and performance of this Agreement and IWT Documents by IWT and the consummation of the transactions contemplated hereby and thereby do not and will not (a) violate or conflict with any provision of IWT's Certificate of Formation or Operating Agreement; (b) violate, conflict with, result in a breach of or constitute (with or without notice or lapse of time or both) a default under, give rise to a right of termination, amendment or cancellation of, accelerate the performance required by, or result in any payment under, any Contract, instrument or other writing of any nature whatsoever to or by which IWT is a party or is bound or by which the Business is subject; (c) violate, conflict with or result in a breach of any Legal
Requirement applicable to IWT; (d) result in the creation of any Lien on the Business; or (e) render void or create a right of amendment, termination or rescission under any Contract or other arrangement with a customer of or vendor to the Business.

          4.5  Litigation; Compliance with Law.
               -------------------------------

               (a) Schedule 4.5(a) attached hereto contains a true, complete and correct list of all action, suits, proceedings (including, without limitation, all arbitrations and alternative dispute resolution proceedings), or governmental investigations pending or, to the best knowledge of the Sellers, threatened against IWT or any of its properties or assets or any of IWT's officers, directors or employees which in any way arises out of or relates to the Business, in each case, at any time during the last three (3) years. There is no claim, action, suit, proceeding (including, without limitation, all arbitrations and alternative dispute resolution proceedings) or governmental investigation before any court, arbitrator or Governmental Entity or Regulatory Authority pending or, to the best knowledge of the Sellers, threatened against IWT or which relates to or arises out of the Business or the transactions contemplated by this Agreement, nor do the Sellers have knowledge of any reasonably likely basis or set of circumstances for any such


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action, suit, proceeding, claim or investigation:  (i) the result of which could materially and adversely affect the transactions contemplated hereby; (ii) questions the validity of this Agreement or the transactions contemplated hereby; (iii) could impair the ability of IWT or the Sellers to consummate the transactions contemplated hereby or by the Seller Documents and IWT Documents; or (iv) could have a Material Adverse Effect; or (v) seeks to delay, prohibit, or restrict in any manner any action contemplated hereby.

               (b) None of IWT or any of IWT's officers, directors or employees, in each case with respect to the Business, is subject or a party to, or bound by or otherwise affected by, any judgment, order, decree, restraint or other directive of or stipulation with any court or other Governmental or Regulatory Authority or tribunal, or in violation of any other Legal Requirement, and the Sellers have no knowledge of any reasonable basis for a claim that such a violation exists. The Sellers are is not aware of any proposed Legal Requirement that would have a Material Adverse Effect.

          4.6 Consents. Except as set forth in Schedule 4.6 attached hereto, no filing or registration with, notice to or authorization, consent or approval or other action (including, without limitation, the grant of any waiver) of any Governmental Entity or Regulatory Authority or any other Person is required to be obtained by IWT in connection with: (i) the sale to EVTC of the IWT Membership Interests; (ii) the execution, delivery and performance of this Agreement, the Seller Documents the IWT Documents and the consummation of the transactions contemplated hereby and thereby; and (iii) following the Closing, EVTC's operation of the Business following the Closing.

          4.7 Title to Assets. IWT has good, valid and indefeasible title to or, in the case of leases and licenses, valid and subsisting leasehold interests or licenses in, all assets, properties and rights necessary for the conduct of the Business as presently conducted (the "Assets"), in each case free and clear of any and all Liens. The Assets that are owned, together with those used or occupied under lease or used under license, are free from material defects, are in good operating condition and a good state of maintenance and repair, subject only to normal wear and tear in the ordinary course of business, and are suitable for the continued conduct of the Business in a manner consistent with past practices.

          4.8 Intellectual Property Matters. Set forth on Schedule 4.8 attached hereto is a list of the Intellectual Property Rights, specifying as to each, as applicable: (a) the nature of the Intellectual Property Right; (b) all licenses, sublicenses and other agreements (true, correct and complete copies of any such licenses, sublicenses or other agreements are attached to Schedule 4.8) relating in any manner to any Intellectual Property Right; and (c) the filing and registration information with respect to each Intellectual Property Right that is registered with the United States Patent and Trademark Office, the United States Copyright Office, any state or foreign jurisdiction or other Governmental Authority or Regulatory Authority. There are no Intangibles that are owned by IWT or any of its respective Affiliates which are used in or in connection with the Business that are not set forth on Schedule 4.8 attached hereto. Except as set forth on Schedule 4.8 attached hereto, there are no royalties, fees or other amounts payable by or to IWT with respect to any of the Intellectual Property Rights. IWT's prior use of the Intellectual Property Rights has not, and IWT's present use of the Intellectual Property Rights does not, infringe or otherwise violate any rights (including, without limitation, rights of privacy) of any


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Person, and IWT has not received a notice of a claim of infringement or knows of any reasonable basis for a claim that such an infringement or violation exists. IWT has ownership of (free and clear of any and all Liens) or rights by license, lease or other agreement to use (free and clear of any and all Liens and without the payment of any fees or the incurrence of any royalties or other amounts) the Intellectual Property Rights that are necessary to conduct the Business. Neither any of the Sellers nor any present or former employee of IWT owns or has a propriety or financial interest, directly or indirectly, in any of the Intellectual Property Rights. Neither any of the Sellers nor IWT is a party in any pending action, suit or proceeding that involves a claim of infringement or any other claim related to any Intellectual Property Right or, to the best of the knowledge of Sellers, there is no threatened action, suit or proceeding that involves a claim of infringement or any other claim relating to any Intellectual Property Right. None of the Intellectual Property Rights is subject to any outstanding Legal Requirement or is subject to any outstanding order, judgment, decree, stipulation or agreement restricting its use by IWT or restricting the licensing thereof to any Person by IWT or which could adversely affect the assumption of the Intellectual Property Rights by EVTC. Upon the execution and recording, where applicable, of such instruments of assignment or conveyance as may be requested by EVTC, all Intellectual Property Rights will be fully vested in EVTC, free and clear of any and all Liens.

          4.9  Contracts.
               ---------

               (a) Attached hereto as Schedule 4.9(a) is a complete list of all Contracts (whether written or oral) to which the Business is subject, together with true, correct and complete copies of all such Contracts, as well as summaries of oral Contracts, if any.

               (b) Except as set forth on Schedule 4.9(b) attached hereto, each Contract (assuming due authorization and execution by the counterparty to the Contract): (i) is in full force and effect; (ii) has been entered into on an arm's length basis in the ordinary course of business and consistent with past practices; (iii) is a valid and binding obligation of IWT enforceable in accordance with its terms; (iv) does not give rise to a Lien on any of the Assets; and (v) is fully assumable by EVTC upon consummation of this Agreement, without the consent, approval, order or any waiver by, or any other action of or with any Person, without the payment of any penalty, the incurrence of any additional debt, liability or obligation of any nature whatsoever or the change of any term. Except as set forth on Schedule 4.9(b) attached hereto, there is no default under or breach by IWT or any Seller (which, with or without the giving of notice or lapse of time or both) would constitute a default under any Contract and, to the knowledge of Seller or IWT there is no default under or breach by any counterparty to a Contract (which with or without the giving of notice or lapse of time or both) would constitute a default under any Contract.

          4.10 Customers and Suppliers. IWT is not engaged in any dispute with any customer, supplier or manufacturer with respect to the Business, nor do the Sellers have knowledge of any matter or fact which could reasonably be expected to result in a dispute with any customer, supplier or manufacturer with respect to the Business. To the knowledge of the Sellers, no customer, supplier or manufacturer is considering termination, non-renewal or any modification of its arrangements with IWT prior to the Closing or EVTC following the Closing.


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          4.11  Authorizations.  Attached  hereto as Schedule 4.11 is a complete list of all Authorizations to which the Business is subject, together with true, correct and complete copies of all Authorizations. IWT owns, holds, possesses or lawfully uses all Authorizations which are in any manner necessary for the operation of the Business, free and clear of any and all Liens or other restrictions. IWT is not in default, nor has IWT or any Seller received any notice of any claim of default with respect to any Authorization and, to the knowledge of Seller, no event has occurred, which with the giving of notice or passage of time or both, would cause or give rise to any default with respect to any Authorization. Except as set forth on Schedule 4.11 attached hereto, all such Authorizations are renewable by their terms or in the ordinary course of business without the need to comply with any special qualification procedures or to pay any amounts other than routine filing fees, and will not be adversely affected or terminated by consummation of the transactions contemplated hereby. None of the Authorizations have been amended, assigned, pledged or otherwise transferred.

          4.12 Environmental Matters. Except as set forth on Schedule 4.12 attached hereto: (a) IWT is in compliance with all Environmental Laws and Environmental Permits; (b) IWT has not received any written notice with respect to IWT or any Site related to the Business from any Governmental Entity or Regulatory Authority or other Person alleging that IWT is not in material compliance with any Environmental Law or Environmental Permit, and none of them has received any written notice or request for information with respect to, and has not been designated a responsible or potentially responsible party for, remedial action, response costs or investigation; (c) there has been no Release of a Hazardous Substance at, from, in, to, on or under any Site and no Hazardous Substance is present in, on, about or migrating to or from any Site that could reasonably be expected to give rise to any Environmental Claim against IWT; (d) there are no pending or outstanding corrective actions requested, required or being conducted by any Governmental Entity or Regulatory Authority with respect to IWT for the investigation, remediation or cleanup of any Site, and there have been no such corrective actions; (e) IWT has obtained and holds all Environmental Permits necessary for the conduct of its operations as presently conducted and the operation of the Business as presently conducted; (f) there are no past, pending or, to the knowledge of the Sellers, threatened Environmental Claims against IWT, and no Seller has any knowledge of any facts or circumstances which could reasonably be expected to form the basis of any Environmental Claim against IWT; (g) to the best of the knowledge of the Sellers, the transactions contemplated by this Agreement do not and will not impose any obligations under any Environmental Law or Environmental Permit for any investigation or cleanup or notification to or consent of any Governmental Entity or Regulatory Authority or any other Person; and (h) there are no Liens with respect to the Business arising under or pursuant to any Environmental Law and, to the knowledge of the Sellers, there are no facts, circumstances or conditions that could reasonably be expected to restrict, encumber or result in the imposition of special conditions under any Environmental Law with respect to the Business.

          4.13 Taxes. Except as set forth on Schedule 4.13, IWT has (i) filed with each Tax Authority each Tax Return required to have been filed by or on behalf of IWT, or extensions have been duly obtained, and (ii) paid, or adequately reserved for on the Financial Reports, all Taxes required to have been paid by it, except where the failure to file such Tax Returns or pay such Taxes would not, in the aggregate, have a Material Adverse Effect on IWT.


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

          4.14 Labor Issues. No employees of IWT are covered by a collective bargaining agreement. There are currently pending, and during the past five (5) years there has been (a) no strike, lockout, picketing, slow-downs or work stoppages with respect to IWT and, to the knowledge of the Sellers, no such strikes, picketing, lockouts, slow-downs or work stoppages are threatened and
(b) to the knowledge of the Sellers, no or threatened grievance, arbitration proceeding, charge or complaint filed on behalf of an employee or labor organization, before the National Labor Relations Board, OSHA, the Equal
Employment Opportunity Commission, state and local civil rights agencies, federal or state departments of labor, the various occupational health and safety agencies or any judicial or arbitration forum with respect to IWT. IWT is and has been in compliance, in all material respects, with all applicable laws, regulations, policies, procedures and contractual obligations relating to employment practices, wages, hours, discrimination, safety and health of employees, workers compensation, unemployment insurance, withholding of wages, and terms and conditions of employment. IWT has heretofore delivered to EVTC true, correct and complete copies of all employment agreements, collective bargaining agreements, personnel manuals, handbooks, and policy and procedure manuals applicable to the employees of IWT. IWT is not liable for any severance pay or other payments to any employee or former employee due to the termination of employment and will not have any liability under any benefit or severance plan, policy, practice, program or agreement which exists or may be deemed to exist under any applicable law, as a result of the transactions contemplated hereunder. IWT has furnished to EVTC true, correct and complete copies of each pension, profit-sharing, bonus, incentive, deferred compensation, severance pay, retirement or other material employee benefit plan, agreement or arrangement within the meaning of Section 3(3) of ERISA and any other material pay practices, currently maintained or contributed to by IWT for the benefit of any of its employees (collectively, the "Benefit Plans"), all of which are set forth on Schedule 4.14 attached hereto. IWT has no actual or potential withdrawal liability with respect to any multiemployer plan (within the meaning of Section 3(37) of ERISA).

          4.15 Books and Records. The books and records of IWT to be transferred to EVTC pursuant to Section 3.2(f) hereof are complete and correct in all material respects and properly and accurately reflect all transactions engaged in by IWT with respect to the Business.

          4.16 Improper Payments. Neither the Sellers, IWT nor any of its officers and agents, Affiliates or any Person associated with or acting on behalf of IWT, has made any illegal or improper payment to, or provided any illegal or improper benefit or inducement for, any governmental official, union official, supplier, customer, union or other Person, in an attempt to influence any such Person to take or to refrain from taking any action relating to the Business or to engage in any action by or on behalf of IWT or any of its respective Affiliates in any way or paid any bribe, payoff, influence payment, kickback or other unlawful payment.

          4.17 No Brokers. All negotiations relative to this Agreement and the transactions contemplated hereby have been carried on by the Sellers directly with EVTC and without the intervention of any other Person acting on behalf of the Sellers and in such manner as not to give rise to any claim against EVTC or any of its Affiliates for any finder's fee, brokerage commission or like payment, and if any such fee, commission or payment is payable, it shall be the sole responsibility of the Sellers.

          4.18 Powers of Attorney. None of the Sellers has granted any powers of attorney to any third party which in any way relates to the IWT Membership Interests.

          4.19 Investment Representations.
               --------------------------

               (a) Each of the Sellers has had an opportunity to review copies of the SEC Reports (as defined in Section 5.7 hereof) and understands that (i) no representations or warranties have been made to such Seller by the Company and its Affiliates except as specifically set forth herein and (ii) no federal, state, local or foreign governmental body or regulatory authority has made any finding or determination relating to the fairness of an investment in the securities constituting the EVTC Consideration and that no federal, state, local or foreign governmental body or regulatory authority has recommended or endorsed, or will recommend or endorse, any investment in such securities. Each of the Sellers, in making the decision to acquire the Shares, the Options and the shares of Common Stock issuable upon exercise of the Options (the "Option Shares" and, together with the Shares and the Options, collectively, the "EVTC Securities"), has relied solely upon its independent investigation and due diligence regarding the business of EVTC and an investment in the EVTC
Securities. None of the Sellers is relying upon any representations or warranties made by or on behalf of EVTC (except as set forth in this Agreement). Each of the Sellers acknowledges that such Seller has had an opportunity to consult with such Seller's own attorney regarding legal matters concerning EVTC and an investment in the EVTC Securities and to consult with such Seller's tax advisor regarding the tax consequences of acquiring the Securities.

               (b) Each of the Sellers understands that the EVTC Securities are being offered and sold to such Seller in reliance on the exemption from registration under the Securities Act of 1933, as amended (the "Securities Act") by virtue of Section 4(2) and Regulation D promulgated under the Securities Act and that EVTC is relying upon the truth and accuracy of the representations, warranties, agreements, acknowledgments and understandings of the Sellers set forth herein for purposes of qualifying for exemptions from registration under the Securities Act and applicable state securities laws.

               (c) Each of the Sellers understands that (i) the EVTC Securities have not been registered under the Securities Act; (ii) EVTC is under no obligation to register the EVTC Securities under the Securities Act or any applicable state security laws or to take any action to make any exemption form such registration provisions available; (iii) the EVTC Securities may not be sold, transferred, assigned, pledged or subjected to any lien or security interest unless they are first registered under the Securities Act and applicable state securities laws or an exemption from the registration provisions of the Securities Act and applicable state securities laws are available with respect to the proposed sale or transfer; (iv) the certificates evidencing the EVTC Securities shall contain a restrictive legend, in form and substance reasonably satisfactory to EVTC's legal counsel, to the effect that the transfer thereof is restricted; and (v) stop transfer instructions will be placed with the transfer agent for the EVTC Securities.

               (d) Each of the Sellers acknowledges that such Seller is familiar with Rule 144 of the rules and regulations of the SEC promulgated pursuant to the Securities Act ("Rule 144"), and that such Seller has been advised that Rule 144 permits resales only under certain circumstances. Each of the Sellers understands that to the extent that Rule 144 is not available, such Seller will be unable to sell any EVTC Securities without either registration under the Securities Act or the existence of another exemption from such registration requirement.

               (e) Each of the Sellers is aware of what constitutes, and fully understands the definition of, an "Accredited Investor," as that term is defined in Regulation D promulgated under the Securities Act and under the laws of each state of which such Seller is a resident, and is an "Accredited Investor" for purpose of said Regulation D and the laws of the state of which such Seller is a resident.

               (f) Each of the Sellers acknowledges that such Seller's investment in the EVTC Securities is speculative and involves the risk of loss, including the loss of the entire value of the investment and, because there are substantial restrictions on the transferability of the Securities, the potential inability to liquidate the EVTC Securities readily in case of an emergency. Each of the Sellers is able to bear the economic risks, hold the EVTC Securities for an indefinite period of time and has sufficient net worth to sustain a loss of such Seller's entire investment in EVTC in the event such a loss should occur.

               (g) Each of the Sellers (1) is and will be acquiring the EVTC Securities for such Seller's own account, and not with a view to any resale or distribution of the Securities, in whole or in part, in violation of the Securities Act or any applicable securities laws and (2) has not offered or sold any of the EVTC Securities and has no present intention or agreement to divide the EVTC Securities with others for purposes of selling, offering, distributing or otherwise disposing of any of the EVTC Securities.

          4.20 Disclosure. No representation, warranty or other statement by IWT or any Seller set forth herein or in any of the Seller Documents or IWT Documents or contained in any other document or certificate furnished to EVTC, or any of EVTC's officers, legal counsel, accountants, representatives or other agents in connection with the transactions contemplated hereby, contains or will contain an untrue statement of a material fact, or omits or will omit to state a material fact necessary to make the statements contained herein or therein not misleading.

                                   ARTICLE V

                   REPRESENTATIONS AND WARRANTIES OF PURCHASER

          EVTC hereby represents and warrants to the Sellers as follows:

          5.1 Organization; Good Standing. EVTC is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware, and has the power and authority to own and lease its assets and properties and to conduct its business as it is now being conducted.

          5.2 Authority; Enforceability. EVTC has the corporate power and authority to execute, deliver and perform this Agreement and all other agreements, certificates and documents executed or delivered, or to be executed or delivered, by EVTC in connection herewith (collectively the "EVTC Documents") and to consummate the transactions contemplated hereby and thereby. The execution, delivery and performance of this Agreement and the EVTC Documents by EVTC have been duly authorized by all necessary corporate action on the part of EVTC. This Agreement and each of the EVTC Documents has been duly executed and delivered by EVTC and this Agreement and each of the EVTC Documents constitutes (or when executed and delivered will constitute) legal, valid and binding obligations of EVTC, enforceable against EVTC in accordance with their respective terms.

          5.3 No Conflict. The authorization, execution, delivery and performance by EVTC of this Agreement and the EVTC Documents and the consummation of the transactions contemplated hereby and thereby do not and will not (a) violate or conflict with any provision of EVTC's Certificate of Incorporation or bylaws; (b) violate, conflict with, result in a breach of or constitute (with or without notice or lapse of time or both) a default under, give rise to a right of termination, amendment or cancellation of, accelerate the performance required by, or result in any payment under, any contract, instrument or other writing of any nature whatsoever to or by which EVTC is a party or is bound, or by which any of its properties or assets is subject; or
(c) violate, conflict with or result in a breach of any Legal Requirement applicable to EVTC.

          5.4 Consents. Except as set forth in Schedule 5.4 attached hereto, no filing or registration with, notice to, or authorization, consent or approval of, or other action (including, without limitation, the grant of any waiver) of any Governmental Entity or Regulatory Authority or any other Person is required to be obtained by EVTC in connection with: (i) the purchase from the Sellers of the IWT Membership Interests and (ii) the execution, delivery and performance of this Agreement and the EVTC Documents and the consummation of the transactions contemplated hereby and thereby.

          5.5  Capitalization.
               --------------

               (a) The authorized capital stock of EVTC consists of 25,000,000 shares of Common Stock, and 1,000,000 shares of preferred stock, par value $.01 per share. At March 25, 2002, 8,606,475 shares of Common Stock and no shares of Preferred stock were issued and outstanding, respectively. At March 25, 2002, [other than 2,541,768 shares of Common Stock issuable upon exercise of outstanding option grants,] there were no other shares of Common Stock reserved for issuance by EVTC under any of EVTC's 1992, 1996 or 2000 stock option plans or outside any such plans. No warrants were outstanding at March 25, 2002.

               (b) Except for the outstanding option grants referenced above, the sale of 5,000,000 shares of Common Stock authorized by EVTC's board of directors and the transactions contemplated by this Agreement, there are (i) no other options, warrants or other rights, agreements, arrangements or commitments of any character obligating EVTC to issue or sell any shares of capital stock of or other equity interests in EVTC, (ii) no outstanding contractual obligations or other commitments or arrangements of EVTC to: (1) repurchase, redeem or otherwise acquire any shares of the capital stock of EVTC (or any interest therein) or (2) provide funds to or make any investment (in the form of a loan, capital contribution or otherwise) in any other entity, or (3) issue or distribute to any person any capital stock of EVTC, or (4) issue or distribute to holders of any of the capital stock of EVTC any evidence of indebtedness or assets of EVTC, and (iii) no preemptive rights with regard to the capital stock of EVTC, and no right of first refusal or similar rights with regard to such capital stock. No options or rights to acquire equity securities granted by EVTC have provisions which accelerate the vesting or right to exercise such options or rights or terminate any rights upon the consummation of this Agreement. All of the outstanding securities of EVTC have been issued and sold by EVTC in full compliance with applicable federal and state securities laws. All of the outstanding shares of Common Stock in EVTC has been duly and validly issued and is fully paid and non-assessable.

          5.6 Issuance of Shares. Subject to the adoption of the Stock Amendment and the 2002 Plan, the Shares issuable at the Closing, when issued and delivered in accordance with the terms and provisions of this Agreement, and the Common Stock issuable upon exercise of the Options, when issued in accordance with the stock option agreements, will be (a) duly authorized and validly issued, fully paid and non-assessable, (b) free and clear of any security interests, pledges, mortgages, claims, liens and encumbrances of any kind whatsoever, and (c) issued in compliance with all applicable federal and state securities laws.

          5.7 SEC Filings. EVTC has filed all forms, reports and documents required to be filed with the SEC by EVTC since January 1, 2000 (collectively, the "SEC Reports"). Except for the late filing of the report of EVTC on Form 10-K for the year ended September 30, 2001 and the report of EVTC filed with the SEC on Form 10-Q for the quarter ended December 31, 2001, which Form 10-Q has not been reviewed by the public accountants of EVTC pursuant to the Statement on Auditing Standards No. 71, the SEC Reports filed subsequent to January 1, 2000 and prior to the date of this Agreement (a) at the time filed (or if amended or superseded by a subsequent filing, then on the date of such filing, all such amended or superseded filings) complied as to form in all material respects with the applicable requirements of the Securities Act or the Securities Exchange Act of 1934, as amended (the "Exchange Act"), as the case may be, and (b) did not at the time they were filed (or if amended or superseded by a subsequent filing, then on the date of such filing; all such amended or superseded filings) contain any untrue statement of a material fact or omit to state a material fact required to be stated in such SEC Reports or necessary in order to make the statements in such SEC Reports, in the light of the circumstances under which they were made, not misleading.

          5.8 No Brokers. All negotiations relative to this Agreement and the transactions contemplated hereby have been carried out by EVTC directly with the Sellers and the broker designated by the Sellers and without the intervention of any other Person on behalf of EVTC, and in such a manner as not to give rise to any claim against the Sellers or any of their respective Affiliates for any finder's fee, brokerage commission or like payment.

          5.9 Disclosure. No representation, warranty or other statement by EVTC set forth herein or in any of the EVTC Documents or contained in any other document or certificate furnished to the Sellers, or any of the Sellers' officers, legal counsel, accountants, representatives or other agents in connection with the transactions contemplated hereby, contains or will contain an untrue statement of a material fact, or omits or will omit to state a material fact necessary to make the statements contained herein or therein not misleading.

                                   ARTICLE VI

                                    COVENANTS

          6.1  Conduct of the Business.
               -----------------------

               (a) From the date of this Agreement through the Closing Date, IWT has and shall, and the Sellers shall use their best efforts to ensure that IWT (at its sole cost and expense) has and shall: (i) conduct the Business in the ordinary course consistent with past practice; (ii) use its best efforts to preserve the present business organizations and relationships of IWT (including, without limitation, with distributors, customers, vendors, suppliers, manufacturers, employees and others) with respect to the Business and all of the goodwill associated therewith; (iii) use its best efforts to preserve the material rights of IWT; (iv) not take any action that could reasonably be expected to or would have a Material Adverse Effect or would materially impair, hinder or adversely affect the ability of IWT to consummate the transactions contemplated hereby or by any other Seller Document or IWT Document; (v) deliver to EVTC a copy of each written notice or communication from any Governmental Entity or Regulatory Authority relating to the Business; (vi) perform all material obligations under each Contract; and (ix) deliver to EVTC all material notices and communications with respect to the Business from customers, suppliers, vendors and third parties.

               (b) Without limiting the generality of the foregoing, from the date of this Agreement through the Closing Date, the Sellers shall use their best efforts to ensure that IWT has not and shall not: (i) authorize for issuance, issue, sale, delivery or agree or commit to issue, sell, deliver or pledge (whether through the issuance or granting of options, warrants, commitments, subscriptions, rights to purchase or otherwise) any additional membership interests in IWT; (ii) split, combine or reclassify any IWT
Membership Interests, declare, set aside or pay any dividend or other distribution (whether in cash, stock or property or any combination thereof) in respect of its IWT Membership Interests or redeem or otherwise acquire any of its IWT Membership Interests; (iii) incur or assume any indebtedness other than trade payables incurred in the ordinary course of business; (iv) assume, guarantee, endorse or otherwise become liable or responsible (whether directly, contingently or otherwise) for any material obligations of any other person; (v) make any loans, advances or capital contributions to, or investments in, any other person; (vi) acquire, sell, lease, transfer or dispose of any of its properties or assets except in the ordinary course of business and consistent with past practice, or take or suffer any action that would result in the creation, or consent to the imposition, of any lien or encumbrance on any of the properties or assets of IWT; (vii) make any capital expenditure or commitment for additions to property, plant, equipment or other capital assets in excess of fifty-thousand dollars ($50,000); (viii) except in the ordinary course of IWT's business consistent with past practice, amend, waive, surrender or terminate or agree to the amendment, waiver, surrender or termination of any Contract or Authorization; (ix) waive any claims or rights of value with respect to the Business or any Contract, other than in the ordinary course of business consistent with past practices; (x) make, amend or revoke any Tax election; or
(xi) enter into any contract, agreement, commitment or arrangement to do, or take, or agree (orally or in writing) or otherwise to take or consent to, any of the foregoing actions.

          6.2  Due Diligence.
               -------------

               (a) Prior to the Closing, IWT shall, and the Sellers shall use their best efforts to cause IWT to, give EVTC and its officers, employees, legal counsel, accountants and other representatives free and full access to and the right to inspect, upon reasonable prior notice and during normal business hours, all of the premises, properties, assets, records, contracts and other documents of IWT relating to the Business, and shall permit them to consult with the officers, employees, accountants, legal counsel and agents of IWT for the purpose of making such investigation as EVTC shall consider appropriate; provided that such investigation shall not unreasonably interfere with IWT's business operations. Prior to the Closing, IWT shall furnish to EVTC all such documents and copies of documents and records and information which relate to the Business and copies of any working papers relating thereto as EVTC shall from time to time reasonably request.

               (b) Prior to the Closing, IWT shall promptly advise EVTC in writing of the commencement or threat (of which it has knowledge) against IWT of any claim, action, suit or other proceeding that relates to or might reasonably be expected to affect the Business.

               (c) Prior to the Closing, IWT and the Sellers shall use their best efforts to take action where the failure or omission to take such action would cause (i) any representation or warranty made by any of them in this Agreement or in any other Seller Document to be untrue or incorrect as of the Closing or (ii) any of the conditions to the Closing set forth herein not to be satisfied.

          6.3  Obtaining Consents.
               ------------------

               (a) Prior to the Closing, IWT shall, and the Sellers shall use their best efforts to cause IWT to, in as timely a manner as is reasonably practicable, make all filings with, and obtain all consents, Authorizations, qualifications and orders from, all Governmental Entities and Regulatory Authorities and other Persons necessary or required to be obtained by any of them in order to consummate the transactions contemplated by this Agreement, the Seller Documents and the IWT Documents.

               (b) Prior to the Closing, EVTC shall use its best efforts, in as timely a manner as is reasonably practicable, to make all filings with and obtain all consents, Authorizations, qualifications and orders from, all Governmental Entities and Regulatory Authorities and other Persons necessary or required to be obtained by EVTC in order to consummate the transactions contemplated by this Agreement and the EVTC Documents.

               (c) Each of the parties hereto shall furnish the other parties hereto such necessary information and reasonable assistance as such other parties may reasonably request in writing in connection with Section 6.3(a) or
Section 6.3(b), as applicable.

          6.4 Publicity. Prior to the Closing, neither IWT or any of the Sellers, on the one hand, nor EVTC, on the other hand, shall issue or make, or cause to have issued or made, the publication or dissemination of any press release or other public announcement or disclose any matter relating to the existence of this Agreement, the Seller Documents, the IWT Documents or the EVTC Documents and the transactions contemplated hereby and thereby, except: (a) after consultation with and having obtained the prior written approval of all other parties hereto (which approval shall not be unreasonably withheld or delayed);
(b) except as may be required pursuant to any Legal Requirement or pursuant to applicable subpoena; provided that such disclosure is limited to that which in the written opinion of legal counsel for the disclosing party is required to be disclosed, the failure of which to disclose would likely result in a legal penalty to the disclosing party; or (c) by the parties to their respective lawyers, accountants, lenders, investment bankers and other professional advisors who need to know such information in order to assist a party hereto in connection with the transactions contemplated hereby and who, as a condition precedent to disclosure, agrees to keep the existence and terms of this Agreement confidential and not to disclose the same except in accordance with clauses (a) and (b) of this Section 6.6. After the Closing, only EVTC may issue a press release or otherwise make a public statement or announcement with respect to this Agreement or the transactions contemplated hereby or the existence of this Agreement.

          6.5 Further Assurances. Before and after the Closing, each of the parties hereto shall execute such documents and other instruments and perform such further acts as may be required or reasonably requested by any other party hereto to carry out the provisions hereof and the transactions contemplated hereby including, without limitation, vesting in EVTC good and marketable title to the IWT Membership Interests free and clear of any and all Liens.

          6.6 Supplements. If any representation, warranty or statement of any of the parties hereto made herein or hereon, or in any schedule attached hereto or in any other Seller Document, IWT Document or EVTC Document, as applicable, shall be false or incorrect or become false or incorrect prior to the Closing, the Sellers and IWT, on the one hand, and EVTC, on the other hand, shall deliver to the other party a supplement that is sufficient to make such representation, warranty or statement, as so supplemented, true and correct. It is understood and agreed that the delivery of such a supplement to the other party shall not in any manner constitute a waiver or limitation on the receiving party of such receiving party's rights or remedies under this Agreement or otherwise or have any effect on the satisfaction of the conditions set forth in Sections 7.1 or
7.2 hereof, as applicable, or be deemed to be a modification of any representation, warranty or statement or in any way release any other party with respect to any liability for any such representation, warranty or statement.

          6.7 No Solicitation. Each of the Sellers and IWT agree that, prior to the Closing, neither such Seller nor IWT nor any of their respective Affiliates, investment bankers, advisors, attorneys or other agents will, directly or indirectly, solicit, initiate, facilitate or encourage (including, without limitation, by way of furnishing or disclosing non-public information) any inquiries or the making of any proposal with respect to any merger, consolidation, recapitalization or other business combination involving IWT or the sale, transfer or assignment of all or any of the Assets or the capital stock of IWT (each an "Acquisition Transaction") or negotiate, explore or otherwise engage in discussions with any Person (other than EVTC and its representatives) with respect to any Acquisition Transaction or enter into any agreement, arrangement or understanding, formal or informal, written or oral, with respect to any such Acquisition Transaction. IWT and/or any of the Sellers shall promptly notify EVTC about any communication or solicitation received by IWT or any of its respective Affiliates, investment bankers, advisors, attorneys or other agents from any Person (other than EVTC and its representatives) with respect to an Acquisition Transaction.

          6.8 Risk of Loss. If prior to the Closing any portion of the Assets shall be taken (or any public announcement shall be made of an intent to take) by condemnation, eminent domain or similar means or shall be damaged or destroyed by fire or other casualty, and the result thereof, in the reasonable opinion of EVTC is materially adverse to the Business, EVTC shall have the option to either: (i) terminate this Agreement by giving notice to IWT within ten (10) Business Days following receipt by EVTC of the notice required by the immediately following sentence; or (ii) not terminate this Agreement; provided, however, that IWT shall pay over to EVTC and irrevocably assign to EVTC all amounts received or receivable (whether from insurance proceeds, governmental payments or otherwise) by IWT as a result of or relating to any such taking, damage or destruction. IWT shall give to EVTC prompt written notice of any taking, public announcement, damage or destruction.

          6.9  Voting Agreement; Amended Certificate of Incorporation.
               ------------------------------------------------------

               (a) As promptly as practicable after the date the acquisition of the IWT Membership Interests as contemplated by this Agreement is completed, EVTC shall use its best efforts to obtain approval, by the written consent of the holders of a majority of the issued and outstanding shares of EVTC's Common Stock, of: (i) an amendment to the certificate of incorporation of EVTC providing for an increase in the number of authorized shares of the Common Stock to 100,000,000 shares (the "Stock Amendment") and (ii) 2002 Stock Option Plan of EVTC (the "2002 Plan"), pursuant to which the Options, as part of the EVTC Consideration under this Agreement, would be granted to the Sellers. Toward satisfaction of this covenant, the Sellers shall enter into that certain Voting Agreement, in the form of Exhibit C attached hereto, whereby the Sellers would agree to vote the Shares in favor of the Stock Amendment, the 2002 Plan and, upon the expiration of the statutory waiting period following the filing of the Information Statement (defined in Section 6.9(b) hereof), the granting of the Options.

               (b) Immediately after the date the written consent is obtained, EVTC shall prepare and file with the Securities and Exchange Commission (the "SEC") a preliminary information statement on Schedule 14C (the "Information Statement") pursuant to Rule 14c-2 enacted by the SEC under the Securities Exchange Act of 1934, as amended (the "Exchange Act") with respect to the approval, by the written consent, of (i) the Stock Amendment and (ii) the 2002 Plan. As promptly as practicable thereafter, EVTC shall take all steps as shall be necessary to file with the SEC and distribute to the stockholders of EVTC a definitive copy of the Information Statement.

                                  ARTICLE VII

                   CONDITIONS PRECEDENT TO CLOSING OBLIGATIONS

          7.1 Conditions Precedent to EVTC's Obligation to Close. All obligations of EVTC pursuant to this Agreement to consummate the transactions contemplated hereby at the Closing shall be subject to the satisfaction, at or prior to the Closing, of all of the following conditions, any one or more of which may be waived in writing by EVTC (in its sole discretion):

               (a) All representations and warranties of IWT and the Sellers contained in this Agreement and the Seller Documents shall be true and accurate in all respects on and as of the Closing Date as if made again at and as of such date (without regard to any supplement that may be delivered pursuant to Section
6.6 hereof).

               (b) IWT and the Sellers shall have performed and complied with all terms, provisions, agreements, covenants and conditions required by this Agreement to be performed and complied with by them at or prior to the Closing.

               (c) EVTC shall have received a certificate in the form annexed hereto as Exhibit D, dated the Closing Date, signed on behalf of IWT by an executive officer of IWT and each of the Sellers, to the effect that the conditions set forth in Sections 7.1(a), (b), (f) and (g) have been fully satisfied.

               (d) No action, suit, investigation, inquiry or other proceeding by any Governmental Entity or Regulatory Authority or other Person shall have been instituted or threatened in writing which (i) could reasonably be expected to have a material adverse effect on the Business or EVTC; (ii) arises out of or relates to this Agreement or the transactions contemplated hereby; or (iii) questions the validity hereof or any of the transactions contemplated hereby, or seeks to enjoin the consummation of the transactions contemplated hereby or seeks to obtain substantial damages in respect thereof. On the Closing Date, there shall be no effective permanent or preliminary injunction, writ, temporary restraining order or any order of any nature issued by a court of competent jurisdiction directing that the transactions provided for herein not be consummated as so provided.

               (e) EVTC shall have received all deliveries to be made to it pursuant to this Agreement, including, without limitation, those specified in
Section 3.2 hereof.

               (f) There shall not have occurred since the date hereof (i) any material adverse change in the operations, condition (financial or otherwise) or results of operations or the prospects of the Business (a "Material Adverse Effect"); or (ii) any other event, loss, damage, condition or state of facts of any nature whatsoever which can reasonably be expected to have a Material Adverse Effect on the Business.

               (g) IWT shall have obtained all consents, approvals or waivers set forth on Schedule 4.6 attached hereto, all without cost or other adverse consequences to EVTC or the Business.

          7.2  Conditions   Precedent  to  Sellers'  Obligation  to  Close.  All
obligations of the Sellers pursuant to this Agreement to consummate the transactions contemplated hereby at the Closing, shall be subject to the satisfaction, at or prior to the Closing, of all of the following conditions, any one or more of which may be waived in writing by the Sellers (in their sole discretion):

               (a) All representations and warranties of EVTC contained in this Agreement and the EVTC Documents, as the case may be, shall be true and accurate in all respects on and as of the Closing Date as if made again at and as of such date (without regard to any supplement that may be delivered pursuant to Section
6.6 hereof).

               (b) EVTC shall have performed and complied with all terms, provisions, agreements, covenants and conditions required by this Agreement to be performed and complied with by it prior to the Closing.

               (c) The Sellers shall have received a certificate, in the form annexed hereto as Exhibit E, dated the Closing Date, signed on behalf of EVTC by a respective executive officer of EVTC, to the effect that the conditions set forth in Sections 7.2(a) and (b), as applicable, have been fully satisfied.

               (d) On the Closing Date, there shall be no effective permanent or preliminary injunction, writ, temporary restraining order or any order of any nature issued by a court of competent jurisdiction directing that the transactions provided for herein not be consummated as so provided.

               (e) The Sellers shall have received all deliveries to be made to them pursuant to this Agreement, including. without limitation, those specified in Section 3.3 hereof.

                                  ARTICLE VIII

                        CONFIDENTIALITY; NON-SOLICITATION

          8.1 Confidentiality. After the Closing Date, the Sellers shall not, directly or indirectly, under any circumstance: (a) disclose to any other Person any Confidential or Proprietary Information (as such term is hereinafter defined); (b) act or fail to act so as to impair the confidential or proprietary nature of any such Confidential or Proprietary Information or the benefits thereof to EVTC; (c) use any such Confidential or Proprietary Information in any manner, other than for the sole and exclusive benefit of EVTC and only after obtaining EVTC's prior written consent to such use; or (d) offer or agree to, or cause or assist in the inception or continuation of, any such disclosure, impairment or use of any such Confidential or Proprietary Information or trade secret. After the Closing, all Confidential and Proprietary Information shall be the sole and exclusive property of IWT and EVTC. For purposes hereof, the term "Confidential and Proprietary Information" shall mean any and all of the following (regardless of the medium in which maintained or stored): (i) confidential or proprietary information or material not in the public domain about or relating to any aspect of the Business or any trade secrets relating to the Business, including, without limitation, financial information and projections, research and development plans or projects; data and reports; formulas; product-testing information; business improvements, processes, marketing and selling strategies; strategic business plans (whether pursued or not); budgets; licenses; pricing, pricing strategy and cost data; the identities of customers and potential customers; the identities of contact persons at customers and potential customers; the particular preferences, likes, dislikes and needs of customers and contact persons of customers with respect to products, pricing, timing, sales terms, service plans, methods, practices, strategies, forecasts, know-how and other marketing techniques; the identities of key accounts; the identities of suppliers and contractors, and all information about those supplier and contractor relationships such as contact person(s), pricing and other terms; the terms of contracts or agreements; and product recipes; or (ii) any information, documentation or material not in the public domain, the knowledge of which gives or would likely give EVTC or any of its Affiliates an advantage with respect to the Business over any Person not possessing such information.

          8.2 Non-Solicitation. The Sellers shall not (i) at any time during the two (2) years following the Closing Date directly or indirectly, engage or be interested (whether as owner, partner, member, lender, shareholder, consultant, employee, agent, supplier, distributor or otherwise) in any business, activity or enterprise which competes with any aspect of the Business; or (ii) directly or indirectly, induce or influence any customer, vendor, supplier, distributor, consultant or any other Person that had a business relationship with IWT prior to the Closing to discontinue or reduce the extent of its relationship with IWT or to terminate said relationship. For purposes of this Agreement, the Sellers shall not be deemed to be directly or indirectly interested in a business if their interest, individually or in the aggregate with each other, is limited solely to the ownership of not more than two percent (2%) on an individual basis or five percent (5%) in the aggregate of the securities of any class of a corporation whose shares are listed or admitted to trade on a national securities exchange or are quoted on Nasdaq or a similar means if Nasdaq is no longer providing such information.

          8.3 Remedies. The Sellers acknowledge that because the breach or attempted or threatened breach of any of the provisions of Section 8.1 or 8.2 hereof will result in immediate and irreparable injury to EVTC for which EVTC will not have an adequate remedy at law and for which monetary damages are not readily calculable, EVTC shall be entitled to obtain injunctive or other equitable relief restraining and prohibiting such breach or threatened breach, including, without limitation, a temporary or permanent injunction, enjoining any such breach or attempted or threatened breach (without being required to post a bond or other security or to show any actual damages). The right to an injunction and other equitable relief shall be in addition to, and cumulative with, all other rights and remedies available to EVTC at law, in equity or otherwise.

          8.4 Enforceability. The Sellers acknowledge that, without the provisions of this Article VIII hereof, EVTC would not enter into this Agreement or consummate the transactions contemplated hereby. Accordingly, the Sellers shall be bound by the provisions hereof to the maximum extent permitted by law, it being the intent and spirit of the parties that such provisions shall be enforced to the fullest extent permitted by law. Without limiting the generality of the foregoing, if any provision of this Article VIII hereof shall be held by any court of competent jurisdiction or another competent authority to be illegal, invalid or unenforceable, such provision shall be reformed so that it will be construed and enforced as if it had been more narrowly drawn so as not to be illegal, invalid or unenforceable, and such illegality, invalidity or unenforceability shall have no effect upon and shall not impair the enforceability of any other provision of this Agreement.

          8.5 Additional Remedies. The parties agree that nothing in this Agreement shall be construed to limit or negate the common law of torts or trade secrets where it provides EVTC with any broader, further or other remedy or protection than those provided in this Article VIII.

                                   ARTICLE IX

                                   TERMINATION

          9.1 Termination. Anything herein to the contrary notwithstanding, this Agreement may be terminated at any time prior to the Closing Date:

               (a) by the mutual written consent of the Sellers and IWT, on the one hand, and EVTC, on the other hand;

               (b) by EVTC, by written  notice given to IWT and the Sellers,  if
(i) at any time prior to the Closing, either IWT or the Sellers shall default in the due observance or the due and timely performance of any of the terms or provisions of this Agreement on their part to be observed or performed or (ii) any of the conditions set forth in Section 7.1 shall have become incapable of fulfillment and shall not have been waived in writing by EVTC;

               (c) by the Sellers, by written notice given to EVTC, if (i) at any time prior to the Closing, EVTC shall default in the due observance or the due and timely performance of any of the terms and provisions of this Agreement on its part to be observed or performed; or (ii) any of the conditions set forth in Section 7.2 shall have become incapable of fulfillment and shall not have been waived in writing by the Sellers; or

               (d) by either EVTC or the Sellers:

                    (i) if a court of competent jurisdiction or any Governmental Entity or Regulatory Authority shall have issued an order, decree or ruling or taken any other action (which order, decree or ruling the parties hereto shall use their best efforts to lift), in each case permanently restraining, enjoining or otherwise prohibiting the transactions contemplated by this Agreement, and such order, decree, ruling or other action shall have become final and nonappealable; or

                    (ii) if the Closing Date shall not have occurred on or before April 30, 2002; provided, however, that the right to terminate this Agreement shall not be available to any party whose breach of any representation, warranty or covenant in this Agreement made or to be observed or performed by such party has been the cause of, or resulted in, the failure of the Closing to occur on or before such date or

               (e) by EVTC pursuant to Section 6.8 hereof.

          9.2 Effect of Termination. In the event of termination (i) pursuant to
Section 9.1(a) of this Agreement or (ii) following written notice thereof by the terminating party to the other parties to this Agreement, pursuant to Sections 9.1(b) through 9.1(e), inclusive, of this Agreement, this Agreement shall terminate, without further action by any of the parties hereto. If this Agreement is terminated as provided herein:

               (a) Upon request therefor, each party will redeliver all documents, work papers and other material furnished to such party by any other parties relating to the transactions contemplated hereby, whether obtained before or after the execution hereof, to the party furnishing the same;

               (b) No party hereto (or any of their respective stockholders, directors, officers, employees, control persons, representatives or Affiliates) shall have any liability or further obligation to any other party to this Agreement resulting from the termination of this Agreement; provided that any termination of this Agreement pursuant to Sections 9.1(b), 9.1(c) or 9.l(d)(ii) shall not operate as a waiver of any rights, remedies or privileges of the non-breaching party (parties, if applicable), to pursue all available remedies against the other party (parties, if applicable) whose breach of a representation or warranty or covenant contained in this Agreement caused the conditions that resulted in the termination of this Agreement.

                                   ARTICLE X

                                 INDEMNIFICATION

          10.1 Survival of Representations and Warranties. Except with respect to the representations and warranties set forth in Sections 4.12, 4.13 and 4.19 hereof, which shall survive the Closing Date indefinitely, all representations and warranties of the Parties shall survive for eighteen (18) months after the Closing Date; provided that there shall be no termination of any such representation or warranty as to which a claim has been asserted prior to the termination of such survival period. Except as otherwise expressly provided in this Agreement, all covenants, agreements, undertakings and indemnities set forth in this Agreement shall survive indefinitely. No investigation made by EVTC or the Sellers (whether prior to, on or after the Closing Date) shall in any way limit the representations and warranties of the other party to this Agreement.

          10.2 Indemnification by the Sellers. Subject to the further provisions of this Article X, the Sellers shall indemnify and hold harmless EVTC and its Affiliates, and each of its directors, officers, employees, agents, representatives, stockholders and controlling parties and all of their successors and assigns (each an "EVTC Indemnified Person") from, and defend each of them from and against, and will pay each EVTC Indemnified Person for any and all Losses asserted against, imposed upon or incurred by any such EVTC Indemnified Person, directly or indirectly, resulting from or arising out of or in connection with or relating to any of the following: (a) any inaccuracy or breach of any representation or warranty of IWT or any of the Sellers contained herein or in any of the Seller Documents or IWT Documents; (b) any breach of any agreement, covenant or obligation of IWT or any of Sellers contained herein or in any of the Seller Documents or IWT Documents; (c) any liability, obligation or responsibility of IWT or any of the Sellers or which in any way relates to the Business (including, without limitation, any liability for Taxes or withholdings) arising out of the operation of the Business prior to the Closing Date; (d) any and all claims, actions, suits or any administrative, arbitration, governmental or other proceedings or investigations against any EVTC Indemnified Person or in which any EVTC Indemnified Person becomes involved that relate to IWT or the Business in which the principal event giving rise thereto occurred prior to the Closing Date or which result from or arise out of any action or inaction prior to the Closing Date of IWT or any director, officer, employee, agent, representative or subcontractor of IWT or a state of facts prior to Closing Date, including, without limitation, any claim, action, suit or proceeding or investigation set forth on Schedule 4.5(a) and/or Schedules 4.12 and 4.13 to this Agreement; and (e) the operations of the Business following the Closing.

          10.3 Indemnification by EVTC. EVTC shall indemnify and hold harmless the Sellers and their Affiliates, and all of their successors and assigns (each a "Seller Indemnified Person"), from and defend each of them from and against and will pay each Seller Indemnified Person for any and all Losses asserted against, imposed upon or incurred by any such Seller Indemnified Person, directly or indirectly, resulting from or arising out of or in connection with or relating to any of the following: (a) any inaccuracy or breach of any representation or warranty of EVTC contained herein or in any other EVTC; (b) any breach of any agreement, covenant or obligation of EVTC contained herein or in any other EVTC; and (c) except as described in Sections 10.2(c) and 10.2(d) hereof, EVTC's operation of the Business from and after the Closing Date;

          10.4 Procedures for Third Party Claim Indemnification.
               ------------------------------------------------

               (a) Each of the EVTC Indemnified Persons or Seller Indemnified Persons, as the case may be (each, an "Indemnified Party") shall promptly give notice hereunder to the indemnifying party after becoming aware of any claim as to which recovery may be sought against the indemnifying party because of the indemnity in this Article X, and, if such indemnity shall arise from the claim of a third party, shall permit the indemnifying party to assume the defense of any such claim and any litigation or other proceeding resulting from such claim; provided, that any Indemnified Party may, in any event, at its own expense, monitor and participate in, but not control, the defense of any such claim or litigation. Notwithstanding the foregoing, the right to indemnification hereunder shall not be affected by any failure of an Indemnified Party to give such notice (or by delay by an Indemnified Party in giving such notice) unless, and then only to the extent that, the rights and remedies of the indemnifying party shall have been prejudiced as a result of the failure to give, or delay in giving, such notice. The notice required hereunder shall specify the basis for the claim for indemnification to the extent ascertainable at the time of the notice. Failure by the indemnifying party to notify an Indemnified Party of its election to defend any such claim or action by a third party within 30 days after notice thereof shall have been given to the indemnifying party shall be deemed a waiver by the indemnifying party of its right to defend such claim or action. Nothing herein shall be deemed to prevent an Indemnified Party from making a contingent claim for indemnification hereunder, provided the Indemnified Party has reasonable grounds to believe that the claim or demand for indemnification will be made and sets forth the estimated amount of such claim to the extent then ascertainable.

               (b) The indemnifying party shall not, in the defense of such claim or any litigation resulting therefrom, consent to entry of any judgment (other than a judgment of dismissal on the merits without costs) or enter into any settlement, except with the written consent, which consent shall not be unreasonably withheld, of the Indemnified Party, which does not include as an unconditional term thereof the giving by the claimant or the plaintiff to the Indemnified Party a release from all liability in respect of such claim or litigation.

               (c) If the indemnifying party shall not assume the defense of any such claim by a third party, or litigation resulting therefrom, after receipt of notice from the

Indemnified Party, the Indemnified Party may defend against such claim or litigation in such manner as it deems appropriate.

               (d) If the indemnifying party shall not, within 30 days after its receipt of the notice required by Section 10.4(a) hereof, advise the Indemnified Party that the indemnifying party denies the right of the Indemnified Party to indemnity in respect of the claim, then the amount of such claim shall be deemed to be finally determined between the Parties hereto. If the indemnifying party shall notify the Indemnified Party that it disputes any claim made by the Indemnified Party, then the Parties hereto shall endeavor to settle and compromise such claim, and if unable to agree on any settlement or compromise, such claim for indemnification shall be settled by appropriate litigation, and any liability established by reason of such settlement, compromise or litigation shall be deemed to be finally determined. Any claim that is finally determined in the manner set forth above shall be paid promptly by the indemnifying party in cash.

          10.5 Payment of Indemnification Obligations. Each indemnifying party shall pay promptly to any Indemnified Party the amount of all damages, losses, deficiencies, liabilities, costs, expenses, claims and other obligations to which the foregoing provisions of this Article X relates.

          10.6 Interest on Unpaid Obligations. If all or part of any indemnification obligation under this Agreement is not paid when due, the indemnifying party shall pay the Indemnified Party interest on the unpaid amount of such obligation for each day from the date the amount became due until it is paid in full, payable on demand, at the rate equal to two percent (2%) per annum plus the "Prime Rate" published from time to time in The Wall Street Journal.

          10.7 Other Remedies. The indemnification rights of any Indemnified Party under this Article X are independent of and in addition to such rights and remedies as such Indemnified Party may have at law, in equity or otherwise for any misrepresentation, breach of warranty or failure to fulfill any covenant or agreement under or in connection with this Agreement on the part of any party, none of which rights or remedies shall be affected or diminished hereby.

     10.8 Right to Indemnification Not Affected by Knowledge or Waiver.
          ------------------------------------------------------------

               (a) The right to indemnification hereunder, payment of Losses or other remedy based upon breach of any representation, warranty, covenant, agreement or obligation of a party hereunder shall not be affected by any investigation conducted with respect to, or any knowledge acquired (or capable of being acquired) at any time, whether before or after the execution and delivery of this Agreement or the Closing Date (including, without limitation, the due diligence investigation engaged in by EVTC and its representatives), with respect to the accuracy or inaccuracy of or compliance or noncompliance with, any such representation, warranty, covenant, agreement or obligation.

               (b) The waiver of any condition to a party's obligation to effectuate the Closing and consummate the transactions contemplated hereby, where such condition is based on the accuracy of any representation or warranty, or on the performance of or compliance with any covenant, agreement or obligation, will not affect the right to indemnification, payment of Losses or other remedy based on such representation, warranty, covenant, agreement or obligation.

                                   ARTICLE XI

                                  MISCELLANEOUS

          11.1 Expenses. Except as otherwise expressly provided in this Agreement, each party hereto shall pay its own costs and expenses incurred in connection with or incidental to the preparation and negotiations of this Agreement, the carrying out of the provisions of this Agreement and the consummation of the transactions contemplated hereby (including, without limitation, attorneys' fees and expenses).

          11.2 Amendment. This Agreement may not be modified, amended, altered or supplemented, except by a written agreement executed by each of the parties hereto.

          11.3 Entire Agreement. This Agreement, including the schedules and exhibits hereto, and the instruments and other documents delivered pursuant to this Agreement, the Seller Documents, the IWT Documents and the EVTC Documents contain the entire understanding and agreement of the parties relating to the subject matter hereof and supersedes all prior and/or contemporaneous understandings and agreements of any kind and nature (whether written or oral) among the parties with respect to such subject matter, all of which are merged herein.

          11.4 Waiver. Any waiver by EVTC, on the one hand, and IWT and any of the Sellers, on the other hand, of any breach of or failure to comply with any provision or condition of this Agreement by the other party shall not be construed as, or constitute, a continuing waiver of such provision or condition, or a waiver of any other breach of, or failure to comply with, any other provision or condition of this Agreement, any such waiver to be limited to the specific matter and instance for which it is given. No waiver of any such breach or failure or of any provision or condition of this Agreement shall be effective unless in a written instrument signed by the party granting the waiver and delivered to the other party hereto in the manner provided for hereunder in
Section 11.5. No failure or delay by either party to enforce or exercise its rights hereunder shall be deemed a waiver hereof, nor shall any single or partial exercise of any such right or any abandonment or discontinuance of steps to enforce such rights, preclude any other or further exercise thereof or the exercise of any other right.

          11.5 Notices. All notices, demands, consents, requests, instructions and other communications to be given or delivered or permitted under or by reason of the provisions of this Agreement or in connection with the transactions contemplated hereby shall be in writing and shall be deemed to be delivered and received by the intended recipient as follows: (a) if personally delivered, on the Business Day of such delivery (as evidenced by the receipt of the personal delivery service), (b) if mailed certified or registered mail return receipt requested, four (4) business days after being mailed, (c) if delivered by overnight courier (with all charges having been prepaid), on the business day of such delivery (as evidenced by the receipt of the overnight courier service of recognized standing), or (d) if delivered by facsimile transmission, on the business day of such delivery if sent by 6:00 p.m. in the time zone of the recipient, or if sent after that time, on the next succeeding business day (as evidenced by the printed confirmation of delivery generated by the sending party's telecopier machine). If any notice, demand, consent, request, instruction or other communication cannot be delivered because of a changed address of which no notice was given (in accordance with this Section 11.5), or the refusal to accept same, the notice, demand, consent, request, instruction or other communication shall be deemed received on the second business day the notice is sent (as evidenced by a sworn affidavit of the sender). All such notices, demands, consents, requests, instructions and other communications will be sent to the following addresses or facsimile numbers as applicable:

          If to IWT:                 Innovative Waste Technologies LLC
                                     14910 Welcome Lane
                                     Houston, TX  77014
                                     Attention:
                                     Telecopier: 281-880-9498

          If to EVTC:                EVTC, Inc.
                                     3125 W. Bolt Street
                                     Fort Worth, TX  76110
                                     Attention:
                                     Telecopier:

               with copies to:       Jenkens & Gilchrist Parker Chapin LLP
                                     The Chrysler Building
                                     405 Lexington Avenue
                                     New York, NY  10174
                                     Attention:  Martin Eric Weisberg, Esq.
                                     Telecopier:  (212) 704-6288

          If to the Sellers:         To the addresses set forth opposite their
                                     names on Exhibit A hereto.

or to such other address as any party may specify by notice given to the other party in accordance with this Section 11.5.

          11.6 Governing Law; Jurisdiction. This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware applicable to agreements made and to be performed in that state, without regard to any of its principles of conflicts of laws or other laws which would result in the application of the laws of another jurisdiction. THIS AGREEMENT SHALL BE CONSTRUED AND INTERPRETED WITHOUT REGARD TO ANY PRESUMPTION AGAINST THE PARTY CAUSING THIS AGREEMENT TO BE DRAFTED. EACH OF THE PARTIES HEREBY UNCONDITIONALLY AND IRREVOCABLY WAIVES THE RIGHT TO A TRIAL BY JURY IN ANY ACTION, SUIT OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY. EACH OF THE PARTIES UNCONDITIONALLY AND IRREVOCABLY CONSENTS TO THE EXCLUSIVE JURISDICTION OF THE COURTS OF THE STATE OF DELAWARE AND THE FEDERAL DISTRICT COURT FOR THE DISTRICT OF DELAWARE WITH RESPECT TO ANY SUIT, ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY, AND EACH OF THE PARTIES HEREBY UNCONDITIONALLY AND IRREVOCABLY WAIVES ANY OBJECTION TO VENUE IN ANY SUCH COURT, AND AGREES THAT SERVICE OF ANY

SUMMONS, COMPLAINT, NOTICE OR OTHER PROCESS RELATING TO SUCH SUIT, ACTION OR OTHER PROCEEDING MAY BE EFFECTED IN THE MANNER PROVIDED IN SECTION 11.5.

          11.7 Severability. Without limiting anything set forth in Section 8.4 hereof, the parties agree that should any provision of this Agreement be held to be invalid, illegal or unenforceable in any jurisdiction, that holding shall be effective only to the extent of such invalidity, illegally or unenforceability without invalidating or rendering illegal or unenforceable the remaining provisions hereof, and any such invalidity, illegally or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction. It is the intent of the parties that this Agreement be fully enforced to the fullest extent permitted by applicable law.

          11.8 Binding Effect; Assignment. This Agreement and the rights and obligations hereunder may not be assigned by any party hereto without the prior written consent of the other parties hereby. This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and permitted assigns.

          11.9 Headings. The section headings contained in this Agreement (including, without limitation, section headings and headings in the exhibits and schedules) are inserted for reference purposes only and shall not affect in any way the meaning, construction or interpretation of this Agreement. Any reference to the masculine, feminine, or neuter gender shall be a reference to such other gender as is appropriate. References to the singular shall include the plural and vice versa.

          11.10 Third Parties. Except as expressly permitted by Section 11.8 hereof, nothing herein is intended or shall be construed to confer upon or give to any Person, other than the parties hereto and the Indemnified Persons, any rights, privileges or remedies under or by reason of this Agreement.

          11.11 Counterparts. This Agreement may be executed in two (2) or more counterparts, and by the different parties hereto in separate counterparts, each of which when executed shall be deemed to be an original, and all of which, when taken together, shall constitute one and the same document. This Agreement shall become effective when one or more counterparts, taken together, shall have been executed and delivered by all of the parties.

              [THE REMAINDER OF THIS PAGE INTENTIONALLY LEFT BLANK]

     IN WITNESS WHEREOF, the parties hereto have executed this Agreement on the date first above written.

                                        EVTC, INC.


                                        By: /s/ John D. Mazzuto
                                           -------------------------------------
                                        Name:   John D. Mazzuto
                                        Title:  Chief Executive Officer

                                        INNOVATIVE WASTE TECHNOLOGIES, INC.


                                        By: /s/  Guy L. Harrell
                                           -------------------------------------
                                        Name:  Guy L. Harrell
                                        Title: Managing Member


                                        SELLERS:


                                           /s/ Gary A. Tipton
                                        ----------------------------------------
                                        Name:  Gary A. Tipton, Member


                                          /s/   Guy L. Harrell
                                        ----------------------------------------
                                        Name:  Guy L. Harrell, Member

                                    EXHIBIT A

                       SELLERS OF IWT MEMBERSHIP INTERESTS


NAME                           ADDRESS                                         EVTC CONSIDERATION
----                           -------                                         ------------------
1. Guy L. Harrell              c/o Innovative Waste Management, LLC    5,000,000 shares of
                               14910 Welcome Lane                      Common Stock; and
                               Houston, TX 77014                       Contingent Option
                                                                       to purchase up to 7,500,000
                                                                       shares of Common Stock

2. Gary A. Tipton              c/o Innovative Waste Management, LLC    2,500,000 shares of
                               14910 Welcome Lane                      Common Stock; and
                               Houston, TX 77014                       Contingent Option to
                                                                       purchase up to 500,000
                                                                       shares of Common Stock

3. Brasada Energy, Inc.(+)     c/o Innovative Waste Management, LLC    5,000,000 shares of
                               14910 Welcome Lane                      Common Stock; and
                               Houston, TX 77014                       Contingent Option to
                                                                       purchase up to 14,000,000
                                                                       shares of Common Stock


----------

(+) In conjunction with the closing of the sale of the membership interests to EVTC, Inc. under this Securities Purchase Agreement, Brasada Energy, Inc. exercised a previously granted option to acquire a membership interest in IWT.

                                   SCHEDULE 1

                                   DEFINITIONS

The terms defined in this Schedule 1, whenever used in this Agreement (including, without limitation, the exhibits and other schedules attached hereto), shall have the following meanings:

1.1 "Acquisition Transaction" has the meaning given such term in Section 6.9 of this Agreement.

1.2 "Affiliate" of any Person (as such term is hereinafter defined) means any stockholder, member, Person or entity controlling, controlled by or under common control with such Person, or any director, officer, manager or key employee of such Person or any of the respective immediate family members of such Person. For purposes of this definition, the term "control", when used with respect to any Person, means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms "controlling" and "controlled" shall have meanings that correspond to the foregoing.

1.3  "Assets" has the meaning given such term in Section 4.7 of this Agreement.

1.4 "Authorizations" means all licenses, permits, franchises, approvals, authorizations, qualifications, concessions or the like, issued or granted by any federal, state, local or foreign Governmental Entity or Regulatory Authority (as such term is hereinafter defined) or by any non-governmental entity to any Person or which in any way relate to the Business.

1.5 "Business" shall mean the business, activities and operations in which IWT engages, or contemplates engaging in, at the time of the Closing.

1.6  "Closing" has the meaning given such term in Section 3.1 of this Agreement.

1.7 "Closing Date" has the meaning given such term in Section 3.1 of this Agreement.

1.8  "Code" means the Internal Revenue Code of 1986, as amended.

1.9 "Confidential and Proprietary Information" has the meaning given such term in Section 8.1 of this Agreement.

1.10 "Contract" means (a) any contract, lease, license or other instrument, agreement or binding commitment, whether or not in written form, relating to the Business.

1.11 "Environment" means all air, surface water, groundwater or land, including,
     without  limitation,  land  surface  or  subsurface,   including,   without
     limitation, all fish, wildlife, biota and all other natural resources.

1.12 "Environmental Claim" means any and all administrative or judicial actions, suits, orders, claims, liens, notices, notices of violations, investigations, complaints, requests for information, proceedings or other communications (whether written or oral), whether criminal or civil, pursuant to or relating to any applicable Environmental Law (as such term is hereinafter defined) by any Person (including, but not limited to, any Governmental Entity or Regulatory Authority or citizens' group) based upon, alleging, asserting, or claiming any actual or potential (a) violation of or liability under any Environmental Law, (b) violation of any
     Environmental Permit (as such term is hereinafter defined), or (c) liability for investigatory costs, cleanup costs, removal costs, remedial costs, response costs, natural resource damages, property damage, personal injury, fines or penalties arising out of, based on, resulting from or related to the presence, Release (as such term is hereinafter defined) or threatened Release into the Environment of any Hazardous Substance (as such term is hereinafter defined) at any location, including, but not limited to, any off-Site (as such term is hereinafter defined) location to which any Hazardous Substance or materials containing any Hazardous Substance were sent for handling, storage, treatment or disposal.

1.13 "Environmental Law" means any and all current federal, state, local, provincial and foreign, civil and criminal laws, statutes, ordinances, orders, codes, rules, regulations, Environmental Permits, policies, guidance documents, judgments, decrees, injunctions, or agreements with any Governmental Entity or Regulatory Authority, relating to the protection of health and the Environment, worker health and safety, and/or governing the handling, use, generation, treatment, storage, transportation, disposal, manufacture, distribution, formulation, packaging, labeling, or Release of Hazardous Substance, including, but not limited to: the Clean Air Act, 42 U.S.C.ss.7401 et seq.; the Comprehensive Environmental Response, Compensation and Liability Act of 1980, 42 U.S.C.ss.9601 et seq.; the
     Federal  Water  Pollution  Control  Act,  33 U.S.C.  ss.1251  et seq.;  the
     Hazardous Material Transportation Act, 49 U.S.C.ss.1801 et seq.; the Federal Insecticide Fungicide and Rodenticide Act, 7 U.S.C.ss.136 et seq.; the Resource Conservation and Recovery Act of 1976 ("RCRA"), 42 U.S.C.ss.6901 et seq.; the Toxic Substances Control Act, 15 U.S.C.ss.2601 et seq.; the Occupational Safety and Health Act of 1970, 29 U.S.C.ss.651 et seq.; the Oil Pollution Act of 1990, 33 U.S.C.ss.2701 et seq.; and the state analogies thereto; and any common law doctrine, including, but not limited to, negligence, nuisance, trespass, personal injury, or property damage related to or arising out of the presence, Release, or exposure to a Hazardous Substance.

1.14 "Environmental Permit" means any federal, state, local, provincial, or foreign permits, licenses, consents or Authorizations required by any Governmental Entity or Regulatory Authority under or in connection with any Environmental Law and includes any and all orders, consent orders or binding agreements issued or entered into by a Governmental Entity or Regulatory Authority under any applicable Environmental Law.

1.15 "EVTC Consideration" has the meaning given such term in Section 2.1 of this Agreement.

1.16 "EVTC Documents" has the meaning given such term in Section 5.2 of this Agreement.

1.17 "EVTC Indemnified Person" has the meaning given such term in Section 10.2 of this Agreement.

1.18 "Governmental Entity" or "Regulatory Authority" means any court, tribunal, arbitrator, executive or regulatory authority, tax authority, agency, commission, official or other instrumentality of the United States of America, any foreign country or any domestic or foreign state, county, city, municipality or other political subdivision.

1.19 "Hazardous Substance" means petroleum, petroleum hydrocarbons or petroleum products, petroleum by-products, radioactive materials, asbestos or asbestos-containing materials, gasoline, diesel fuel, pesticides, radon, urea formaldehyde, lead or lead-containing materials, polychlorinated biphenyls, and any other chemicals, materials, substances or wastes, in any amount or concentration, which are now or hereafter become defined or regulated as "hazardous substances", "hazardous materials", "hazardous wastes", "extremely hazardous wastes", "restricted hazardous wastes", "toxic substances", "toxic pollutants", "pollutants", "regulated substances", "solid wastes" or "contaminants" or words of similar import under any Environmental Law.

1.20 "Indemnified Party" has the meaning given such term in Section 10.4 of this Agreement.

1.21 "Intellectual Property Rights" means all United States of America and foreign: patents; copyrights, trademarks; trade names; service marks; brand names; business and product names; uniform resource locators ("URL's"); internet domain names; internet websites and the electronic files, content and layout related thereto; email addresses; listings in telephone books and directories and internet directories; browser, search engines and hyper-links; logos; symbols; trade dress; design and representation or expressions of any of the foregoing; all registrations or applications for registration of any of the foregoing; and all databases; source codes; object codes; computer programs and computer software in any form or medium, in each case that are owned by IWT and/or were, are or may be used in connection with the Business or held for use or being developed by IWT or by others for the benefit of IWT for use in connection with the Business; and all trade secrets; industrial or manufacturing models; tools, methods and processes; formulae; recipes; research and development; inventions (whether or not patentable); know-how; manufacturing, engineering and other drawings and blueprints; technology; technical information; engineering data; design and engineering specifications; and other proprietary processes and information of any kind owned by IWT and which were, are or may be used in connection with the Business.

1.22 "Intangibles" means the Intellectual Property Rights, including, without limitation, all trade secrets, designs and methodologies, formulae, recipes, research and development, inventions (whether or not patentable) and other proprietary processes and information of any kind not directly used in connection with the Business but being developed or considered for development any time during the last five (5) years by IWT or by others for the benefit of IWT for use in connection with the Business.

1.23 "IWT Documents" has the meaning given to such term in Section 4.3(b) of this Agreement.

1.24 "IWT  Membership  Interests"  has the meaning given to such term in Section
     2.1 of this Agreement.

1.25 "knowledge", "known", "best of knowledge" shall mean those matters of which the applicable Person is "aware" and language of similar import shall include all matters actually or constructively known by such Person, and which, in the case of IWT, shall include any of its directors, officers and key employees, in each case, after due diligence and reasonable investigation.

1.26 "Legal Requirement" of a Person means any statute, rule, regulation or other provision of law, or any order, judgment or other direction of a court, arbitration panel or other tribunal resolution or any Governmental Entity or Regulatory Authority, or any other requirement, permit, registration, license or Authorization applicable to such Person, or to any of its properties. assets or business.

1.27 "Liens" means any liens, charges, encumbrances, options, rights of first refusal, security interests, claims, mortgages, pledges, charges, easements, obligations or any other encumbrances (including, without limitation, any conditional sale or other title retention agreement or any lease in the nature thereof and any agreement to grant or to permit or suffer to exist any of the foregoing) or third party rights or equitable interests of any nature whatsoever.

1.28 "Losses" shall mean any and all demands, claims, actions, liabilities, losses, damages (including, without limitation, special, consequential and punitive damages), costs, penalties, expenses (including, without limitation, interest, costs of investigation and defense and the reasonable fees and expenses of attorneys and other professionals and experts) or diminution in value, whether or not involving a Third Party Claim and without regard to any potential insurance recovery or Tax benefit that may be obtained as a result thereof, for which a party is entitled to indemnification pursuant to Article X of this Agreement.

1.29 "Material Adverse Effect" shall mean a material adverse effect on the assets, properties, operations, prospects or condition (financial or otherwise) of the Business.

1.30 "Person" means any natural individual, corporation, partnership, joint venture, trust, limited liability company, association, organization, firm or other entity.

1.31 "Release"  means  any  spilling,   leaking,  pumping,  pouring,   emitting,
     emptying, discharging, injecting, escaping, leaching, dumping, or disposing of a Hazardous Substance into the Environment.

1.32 "Seller" has the meaning given such term in the first paragraph of this Agreement.

1.33 "Seller Documents" has the meaning given such term in Section 4.3(a) of this Agreement.

1.34 "Site" means any real property currently or previously leased, used or operated by IWT, any predecessors of IWT or any entities previously owned by IWT, including, without limitation, all soil, subsoil, surface waters and groundwater thereat.

1.35 "Tax" or "Taxes" means any and all taxes, charges, fees, levies, deficiencies or other assessments of any nature whatsoever, including, without limitation, any federal, state, local or foreign income, gross receipts, license, payroll, employment, excise, severance, stamp, occupation, premium, windfall profits, environmental (pursuant to Section 59A of the Code or otherwise), custom duties, capital stock, net worth, franchise, recording, employee's income withholding, foreign withholding, social security (or its equivalent), unemployment, disability, real property, personal property, intangible property, sales, use, transfer, value added, occupancy, registration, customs, recording, gains, alternative or add-on minimum, estimated or other taxes, charge, fee, levy, deficiency or other assessment of whatever kind or nature, including any interest, penalties or additions to tax in respect of any of the foregoing, whether disputed or not, and any obligation to indemnify, assume or succeed to the liability of any other Person in respect of any of the foregoing (including, without limitation, as a transferee (pursuant to Section 6901 of the Code or otherwise), as a result of Treasury Regulation ss.1.1502-6 or similar provision of applicable law, or as a result of a tax sharing or similar agreement, arrangement or understanding).

1.36 "Tax Return" means any federal, state, local or foreign return, declaration, report, claim for refund or credit, document, or other information or filing (including any schedule or exhibit thereto) that is filed or required to be supplied to any Governmental Entity or Regulatory Authority in respect of or relating to any Tax, and any amendment thereof, whether on a consolidated, combined, unitary or separate basis.

1.37 "Third Party Claim" means a claim or demand made by any Person who is not a party to this Agreement including, without limitation, any corporation, Governmental Entity or Regulatory Authority or other third party against an Indemnitee.


                                      S-6